Exhibit 10.14(b)
                                ----------------

                             AMENDMENT TO AGREEMENT

     This Amendment to Agreement (the "Agreement") is made this 12th day of April 1999, by and between American Fire Retardant Corp., a Nevada Corporation, (hereinafter referred to as the "Corporation"), and Richard Rosenberg (hereinafter referred to as "Rosenberg")

                                    RECITALS
                                    --------

     A. Whereas, on March 31, 1999, AFRC Wyoming, the predeceasor of The Corporation and Rosenberg entered into the Agreement, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

     B. Whereas, the Corporation and Rosenberg now desire to amend and modify the Agreement to reflect the correction and change of certain terms of the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Rosenberg hereby agree as follows:

                                   AGREEMENTS
                                   ----------

     1. Amendment to Agreement Recitals. Recitals D (i) and (ii), of the Agreement is hereby amended and modified to read as follows:

          D. Whereas, the Corporation and Rosenberg desire to:

               (i) Converted $34,411.45 of debt into 49,159 shares of post reverse split restricted Common Stock of the Corporation at the rate of $0.70 per share, with no fractional shares being issued;

               (ii) Provide for the payment of the balance of $43,134.34 at the rate of 6.0% interest at $2,500 per month for 18 months commencing on May 1, 1999.

     2. Amendment to Agreement. Paragraphs 2, 3 and 4, of the Agreement is hereby amended and modified to read as follows:

               2. By execution of this Agreement, Rosenberg hereby agrees to the conversion $34,411.45 of said debt into 49,159 shares of restricted Common Stock of the Corporation at the rate of $0.70 per share. That the Corporation is authorized to convert said debt on the books and records of the Corporation and issue a certificate for 49,159 shares of restricted common stock to:

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
               Richard Rosenberg
               901 Foxpointe Circle
               Delray Beach, FL 33445

               3. In consideration for and conditioned upon the issuance by the Corporation of 15,968 shares of restricted Common Stock of the Corporation to Rosenberg, Rosenberg hereby agrees to the conversion, consolidation and payment of the balance of $43,134.34 owing to him, at the rate of 6.0% interest at $2,500 per month for 18 months commencing on May 1, 1999, as evidenced by that certain Promissory Note a copy of which is attached hereto as Exhibit 1.

     4. In consideration for Rosenberg's conversion, consolidation and agreement to the payment schedule for the balance of $43,134.34 owing to him, the Corporation hereby agrees to the issuance of 15,968 shares of restricted Common Stock of the Corporation to Rosenberg.

     3. All other terms and conditions of the Agreement shall remain in full force and effect.

     4. Entire Agreement; Exhibits. This document and its Exhibits contain the entire agreement between the parties relating to the subject matter contained in this Agreement. All prior or contemporaneous agreements, representations or warranties, written or oral, between the parties are superseded by this Agreement. This Agreement may not be modified except by written document signed by an authorized representative of each party. In the event that any part of this Agreement is found to be unenforceable, the remainder shall continue in effect, to the extent consistent with the intent of the parties as of the effective date of this Agreement.

     5. No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     6. Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

     7. Choice of Law. This Agreement and its application shall be governed by the laws of the State of California.

     8. Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

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
     9. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     AGREED AND ACCEPTED as of the date first above written.


                                        American Fire Retardant Corporation
                                        A Wyoming Corporation



Dated: April 12, 1999                   /S/ Stepehen F. Owens
                                        -------------------------------
                                        By:  Stephen F. Owens
                                        Its: President



Dated: April 12, 1999                   /S/ Angela M. Raidl
                                        -------------------------------
                                        By:  Angela M. Raidl
                                        Its: Secretary



Dated: April 13, 1999                   /S/ Richard Rosenberg
                                        -------------------------------
                                        Richard Rosenberg


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